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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               November 20, 2001
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               (Date of Report: Date of earliest event reported)


                         POWERBALL INTERNATIONAL, INC.

      (Exact name of registrant as specified in its charter)


          UTAH                     000-25873             84-1431425
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



              2095 West 2200 South, West Valley City, Utah 84119
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                    (Address of principal executive office)



Registrant's telephone number, including area code: (801) 974-9120
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                        ITEM 5. OTHER INFORMATION

     In its quarterly report for the period ended September 30, 2001, Powerball International, Inc. (the "Company") reported a working capital deficit for the period. Subsequent to the date of the financial statements, the Company has raised a total of $558,500 through the sale of restricted common stock. Management expects that this funding will be adequate to support current operations for the next twelve months.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                         POWERBALL INTERNATIONAL, INC.

                                     /S/Robert K. Ipson, Chairman and CEO

Date:     November 20, 2001